U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017

AKERS BIOSCIENCES, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of principal executive offices)

(856) 848-2116

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2017, Akers Biosciences, Inc., a New Jersey corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC (the “Underwriter”) pursuant to which the Company sold to the Underwriter in a public offering (the “Offering”) an aggregate of (i) 15,500,000 Class A Units consisting of an aggregate of 15,500,000 shares of its common stock, no par value per share (the “Common Stock”), and warrants to purchase an aggregate of 15,500,000 shares of Common Stock, at a public offering price of $0.15 per unit, and (ii) 3,675 Class B Units consisting of an aggregate of 3,675 shares of its Series B Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 24,500,000 shares of Common Stock, and warrants to purchase an aggregate of 24,500,000 shares of Common Stock, at a public offering price of $1,000 per unit.

The warrants have an exercise price of $0.1875 per share, are exercisable upon issuance and will expire on December 21, 2022.

In addition, the Underwriter was granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 6,000,000 shares of Common Stock and additional warrants to purchase up to an aggregate of 6,000,000 shares of Common Stock.

The offer and sale by the Company of the securities described above pursuant to the Underwriting Agreement has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-221746), which was declared effective by the Securities and Exchange Commission on December 18, 2017.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On December 18, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated December 18, 2017, between Akers Biosciences, Inc. and Joseph Gunnar & Co., LLC as representative of the several underwriters named therein.

Exhibit 99.1	Press Release of Akers Biosciences, Inc., dated December 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: December 19, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer